                                                        Exhibit Number (10)(iii)
                                                        To 3/31/97 Form 10-Q


                           NORTHERN TRUST CORPORATION
                       AMENDED 1992 INCENTIVE STOCK PLAN


1. Purpose. The Northern Trust Corporation Amended 1992 Incentive Stock Plan (the "Plan") is intended to provide a sense of recognition and managerial participation among key officers of Northern Trust Corporation (the "Corporation") and its subsidiaries, by providing them with opportunities to acquire shares of Common Stock of the Corporation ("Common Stock") and cash payments based on the value or increase in the value of such shares as described herein, and to allow the Corporation to compensate directors under the Plan for their services in a manner that aligns their interests with those of stockholders. Benefits granted under the Plan are referred to as "Awards."

2. Administration. The Plan will be administered by the Compensation and Benefits Committee (the "Committee") of the Board of Directors of the Corporation. The Committee shall consist of at least two (2) of such Directors as the Board may designate from time to time. Notwithstanding anything to the contrary contained herein, membership of the Committee shall be limited to Board members who meet the "non-employee director" definition in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the "outside director" definition under Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder.

3. Participants. Participants will consist of (a) directors of the Corporation, and (b) key officers of the Corporation or its subsidiaries as the Committee in its sole discretion determines to be mainly responsible for the success and future growth and profitability of the Corporation and whom the Committee may designate from time to time to receive Awards under the Plan. Awards may be granted to participants who are or were previously participants under this or other plans of the Corporation or any subsidiary and, with the agreement of the participant, may be granted in substitution, exchange or cancellation of any rights or benefits then or theretofore held under this or other plans of the Corporation or any subsidiary. The Corporation may continue to award bonuses and other compensation to participants under other programs now in existence or hereafter established.

4. Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Performance Shares, (d) Stock Awards, and (e) Stock Equivalents, all as described below.

5. Shares Issuable Under the Plan. An aggregate of 16,000,000 shares of Common Stock, $1.66-2/3 par value per share, consisting of authorized but unissued shares or treasury shares, may be issued under the Plan from and after the date of its initial adoption. Such total number of shares shall be adjusted in accordance with the provisions of Section 11 hereof, and a share subject to a Stock Option and its related Stock Appreciation Right shall only be counted once. The maximum number of shares of Common Stock as to which a participant may receive Stock Options and Stock Appreciation Rights during the term of the Plan is 1,200,000, as such number may be adjusted in accordance with the provisions of Section 11 hereof. The maximum number of Performance Shares that may be granted to any participant in any year after 1997 is 75,000, as such number may be adjusted in accordance with the provisions of Section 11 hereof. Any shares subject to Stock Options or Stock Appreciation Rights, issued as Performance Shares or Stock Awards or allotted as Stock Equivalents may thereafter be subject to new Stock Options or Stock Appreciation Rights, issued as Performance Shares or Stock Awards or allotted as Stock Equivalents under this Plan if there is a lapse, cancellation, forfeiture, surrender, expiration or termination of any such Stock Options, Stock Appreciation Rights, Performance Shares, Stock Awards or Stock Equivalents, or if shares are issued under such Stock Options or Stock Appreciation Rights or as such Performance Shares, Stock Awards or Stock Equivalents, and thereafter are reacquired by the Corporation pursuant to rights reserved by the Corporation upon issuance thereof.

6. Stock Options. The Committee may, in its discretion, grant Stock Options under the Plan to any participant hereunder. Each Stock Option granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Option Agreement, and the following specific rules:

     (a) Stock Options granted to a participant under the Plan shall be governed by a Stock Option Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

     (b) Except as provided in subsection (d) below, Stock Options will consist of options to purchase Common Stock at purchase prices not less than 100% of the fair market value thereof on the date the Stock Options are granted.

     (c) Stock Options will be exercisable not earlier than six months after the date they are granted and will terminate not later than three years after termination of employment for any reason other than death. Notwithstanding the preceding sentence, Stock Options granted on or after April 18, 1995, which are not Incentive Stock Options, will terminate not later than five years from the date of the participant's termination of employment on account of retirement, disability or death (but in no event beyond the expiration of ten years from the date of grant).

     (d)  Stock Options may, but need not, be "Incentive Stock Options" under
          Section 422 of the Code; provided, however, that (i) the exercise price of each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant; (ii) Incentive Stock Options will be exercisable not later than ten years after the date of grant; and
          (iii) in the case of an Incentive Stock Option granted to a participant who, at the time of grant, owns (as defined in Section 425(d) of the Code) stock of the Corporation or its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110% of the fair market value of the Common Stock subject to the Incentive Stock Option at the time it is granted and the Incentive Stock Option, by its terms, shall not be exercisable after the expiration of five (5) years from the date of its grant. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the shares of capital stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all Incentive Stock Option plans of the Corporation and subsidiary corporations) shall not exceed $100,000.

     (e) Leaves of absence for military service or illness, and transfers of employment between the Corporation and any subsidiary thereof or between subsidiaries, shall not constitute termination of employment.

     (f) Stock Options may provide that they may be exercised by payment of the purchase price (i) in cash, (ii) by the Corporation's withholding a portion of the shares of Common Stock otherwise distributable to the participant, and/or (iii) by the participant's delivering to the Corporation shares of Common Stock of the Corporation. In the event that the exercise price of a Stock Option is paid in whole or in part by the withholding or delivery of shares of Common Stock pursuant to clause (ii) or (iii) above, the number of shares so withheld or delivered shall be the number of shares having an aggregate fair market value on the date of such withholding or delivery equal to such Stock Option exercise price, or portion thereof, so paid.

     (g) Notwithstanding any other provision of the Plan to the contrary, a Stock Option Agreement may provide that a Stock Option will become exercisable as of the date of a Change in Control of the Corporation. For purposes of the Plan, a "Change in Control" of the Corporation shall be deemed to occur on the earliest of:

          (i) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Exchange Act, indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 30% of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("voting stock");

          (ii) The commencement by an entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation;

          (iii) The effective time of (1) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

          (iv) The election to the Board of Directors of the Corporation, without the recommendation or approval of the incumbent Board of Directors of the Corporation, of the lesser of (1) three directors or (2) directors constituting a majority of the number of directors of the Corporation then in office.

     (h) The Committee may prescribe such other terms and conditions applicable to Stock Options granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Option Agreement.

7. Stock Appreciation Rights. The Committee may, in its discretion, grant a Stock Appreciation Right under the Plan to the holder of any Stock Option granted hereunder.

     Each Stock Appreciation Right granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Appreciation Right Agreement, and the following specific rules:

     (a) Stock Appreciation Rights granted to a participant under the Plan shall be governed by a Stock Appreciation Right Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

     (b) A Stock Appreciation Right may be granted in connection with a Stock Option at the time of the grant of the Stock Option or at any time thereafter up to six months prior to the expiration of the Stock Option.

     (c) Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Stock Option to which it relates, an amount (payable in cash or in shares of Common Stock of the Corporation, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) of up to 100% (or such lesser percentage as determined by the Committee and set forth in the related Stock Appreciation Right Agreement) of the excess of (i) the fair market value per share of Common Stock on the date of exercise of such Stock Appreciation Right, multiplied by the number of shares of the Common Stock with respect to which the Stock Appreciation Right is being exercised, over (ii) the aggregate exercise price under the terms of the related Stock Option for such number of shares.

     (d) Each Stock Appreciation Right will be exercisable at the time and to the extent that the Stock Option to which it relates is exercisable, provided that no Stock Appreciation Right shall be exercisable during the first six months following the date of its grant.

     (e) Upon exercise of a Stock Appreciation Right, the Stock Option (or portion thereof) with respect to which such Stock Appreciation Right is exercised and any other Stock Appreciation Rights with respect to such Stock Option (or portion thereof) shall be surrendered to the Corporation and shall not thereafter be exercisable.

     (f) Exercise of a Stock Appreciation Right will reduce the number of shares of Common Stock purchasable pursuant to the related Stock Option and available under the Plan to the extent of the total number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

     (g) The Committee may, in its discretion, grant Limited Stock Appreciation Rights, which shall be exercisable only for cash automatically upon a Change in Control of the Corporation (as defined in Section 6(g)). Except as provided in this subsection (g) hereof, a Limited Stock Appreciation Right shall be subject to the same terms and conditions as other Stock Appreciation Rights.

     (h) The Committee may prescribe such other terms and conditions applicable to Stock Appreciation Rights and Limited Stock Appreciation Rights that are neither inconsistent with nor prohibited by the Plan or any Stock Appreciation Right Agreement.

8. Performance Shares. The Committee may, in its discretion, grant Performance Shares under the Plan to any participant hereunder. Each Performance Share granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the related Performance Share Agreement, and the following specific rules:

     (a) Performance Shares granted to a participant under the Plan shall be governed by a Performance Share Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

     (b) With respect to each performance period (each of which shall be no less than one year in duration), the Committee shall establish such performance goals relating to one or more of the following:
          (i) return-on-equity, (ii) earnings per share and (iii) Common Stock price. Corporate performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, corporate performance goals may be adjusted for any events or occurrences (including extraordinary charges, losses from discontinued operations, restatements and accounting charges and other unplanned special charges such as restructuring expenses, acquisition expenses and strategic loan loss provisions) as may be determined by the Committee. Corporate performance goals may be particular to one or more business units, lines of business or subsidiaries or may be based on the performance of the Corporation as a whole. The corporate performance goals and the performance targets established thereunder by the Committee may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among such participants.

     (c) With respect to each performance period, the Committee shall establish targets for participants for achievement of performance goals. All targets so established shall be stated as numbers of Performance Shares, each of which shall represent the right, subject to the terms and conditions of the Plan and the Performance Share Agreement governing its grant, to the distribution of a share of Common Stock of the Corporation plus dividends, as adjusted, accruing from the effective date of the credit (as described in subsection (d) below) of such Performance Share.

     (d) Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and shall authorize credit as of the end of such performance period of Performance Shares, in accordance with the terms of the applicable Performance Share Agreements, to the Accounts of participants for whom targets were established, which Accounts shall be maintained by the Corporation for each participant who is credited with Performance Shares under the Plan and remains eligible for any distribution therefrom.

     (e) Each Performance Share credited to a participant's Account, along with dividends accruing from the effective date of credit of such Performance Share, shall be distributed to him, or in the event of his death to his beneficiary, upon the first to occur during his employment of (i) his retirement, disability or death, (ii) the third anniversary of the date on which such Performance Share was credited to the participant's Account, or (iii) for any other reason deemed appropriate by the Committee in its sole discretion. Notwithstanding clause (ii) of the preceding sentence, a participant may elect, in writing, to have a Performance Share and related dividends distributed to him on a date later than on the third anniversary of the date on which such Performance Share was credited to his Account; provided, however, that in such event, distribution of the Performance Share and related dividends shall be distributed on the first to occur during the participant's employment of the events specified in clause (i) or
          (iii) above or, if earlier, upon the first to occur of the date specified by the participant or the date his employment with the Corporation terminates for any reason following the third anniversary of the date on which such Performance Share was credited to his Account.

     (f) Notwithstanding any other provision of the Plan to the contrary, a Performance Share Agreement may provide that Performance Shares credited to participants' Accounts, as well as Performance Shares targeted with respect to any performance period, will become immediately distributable to participants, in whole or in part, upon a Change in Control (as defined in Section 6(g)).

     (g) The Committee may prescribe such other terms and conditions applicable to Performance Shares granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Performance Share Agreement.

9. Stock Awards. The Committee may, in its discretion, grant, or sell for such amount of cash, Common Stock or such other consideration as the Committee deems appropriate (which amount may be less than the fair market value of the Common Stock on the date of grant or sale), shares of Common Stock under the Plan to any participant hereunder. Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

     (a) Shares of Common Stock issued to a participant under the Plan shall be governed by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

     (b) The Corporation shall issue, in the name of the participant, stock certificates representing the total number of shares of Common Stock granted or sold to the participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Corporation as provided in subsection (g) hereof.

     (c) Subject to the provisions of subsections (b) and (d) hereof, and the restrictions set forth in the related Stock Award Agreement, the participants receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

     (d) The Committee may prescribe, in its discretion, that any share of Common Stock granted to a participant pursuant to the Plan shall be forfeited, and any share of Common Stock sold to a participant pursuant to the Plan shall, at the Corporation's option, be resold to the Corporation for an amount equal to the value of the cash and/or property paid therefor, and, in either case, such shares shall revert to the Corporation, if (i) the participant violates a noncompetition or confidentiality agreement or other condition set forth in the Stock Award Agreement, or (ii) the participant's employment with the Corporation or its subsidiaries terminates prior to a date or dates for expiration of the forfeiture or resale provisions set forth in his Stock Award Agreement, which date shall not be earlier than the first anniversary of such grant or sale. The Corporation shall exercise its right to require a forfeiture, and may exercise its right to require a resale, of Common Stock pursuant to this subsection by giving written notice to the participant at any time within the thirty-day period following (i) the date that the Corporation acquires knowledge of his violation of a non-competition or confidentiality agreement or other condition, or (ii) the participant's termination of employment with the Corporation or its subsidiaries prior to such date set forth in the related Stock Award Agreement. Upon receipt of such notice, the Secretary of the Corporation shall promptly cancel shares of Common Stock that are forfeited or resold to the Corporation, and the Corporation shall make payment therefor, if applicable, as soon as reasonably practicable following the date of such resale.

     (e) The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in any Stock Award Agreement shall lapse with respect to any or all shares of Common Stock granted or sold under the Plan that have been outstanding for at least one year.

     (f) Notwithstanding any provision of the Plan to the contrary, a Stock Award Agreement may provide that (i) upon the participant's termination of employment because of his retirement, death or disability (as determined by the Committee), or (ii) upon a Change in Control of the Corporation (as described in Section 6(g)), any restrictions of this Section 9 or in any Stock Award Agreement shall lapse.

     (g) The Secretary of the Corporation shall hold the certificate or certificates representing shares of Common Stock issued under this
          Section 9 of the Plan on behalf of each participant who holds such shares, whether by grant or sale, until such time as the Common Stock is forfeited, resold to the Corporation, or the restrictions lapse.

     (h) The Committee may prescribe such other restrictions, terms and conditions applicable to the shares of Common Stock issued to a participant under this Section 9 of the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 9 or in any Stock Award Agreement, in installments.

10. Stock Equivalents. The Committee may, in its discretion, award Stock Equivalents under the Plan to participants hereunder. Each Stock Equivalent granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Equivalent Agreement and the following specific rules:

     (a) Grants of Stock Equivalents to a participant under the Plan shall be governed by a Stock Equivalent Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

     (b) Any participant who is awarded a Stock Equivalent shall be entitled to receive a payment, in cash or in shares of Common Stock of the Corporation, as provided in the Stock Equivalent Agreement, equal to
          (i) the fair market value or book value, at a specified date or dates, of a designated number of shares of Common Stock; (ii) the appreciation in the fair market value or the book value, occurring during a specified period of time, of a designated number of shares of Common Stock; or (iii) the fair market value or book value, at the date of the Award, payable at a specified date or dates, of a designated number of shares of Common Stock.

     (c) The date or dates for determining fair market value or book value, or for payment, or the period of time over which the appreciation in fair market value or book value shall be measured, as the case may be, shall be established by the Committee and shall be specified in the applicable Stock Equivalent Agreement, provided that such date, dates or period of time shall not include any dates or period occurring later than ten years after the date of the Award.

     (d) Stock Equivalents may be subject to such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee determines appropriate, which may include, without limitation, requirements for the achievement of performance goals.

     (e) Any Stock Equivalent may provide that the participant shall receive, on the date of payment of any dividend on Common Stock occurring during the period preceding payment of the Award, an amount in cash equal in value to the dividends that the participant would have received had he been the actual owner of the number of shares of Common Stock designated by the Committee at the time of the Award.

     (f) The Corporation's obligation to make payments or distributions with respect to Stock Equivalents shall not be funded or secured in any manner.

     (g) Notwithstanding any provision of the Plan to the contrary, a Stock Equivalent Agreement may provide that a Stock Equivalent will become immediately vested and payable, in whole or in part, upon a Change in Control (as defined in Section 6(g)).

     (h) The Committee may prescribe such other terms and conditions applicable to Stock Equivalents granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Equivalent Agreement.

11.  Adjustment Provisions.

     (a) The aggregate number of shares of Common Stock with respect to which Awards may be granted, the aggregate number of shares of Common Stock subject to each outstanding Award, and, where applicable, the exercise price per share of each Award, may all be appropriately adjusted as the Board of Directors of the Corporation may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation. Adjustments under this Section 11 shall be made according to the sole discretion of the Board of Directors of the Corporation, and its decision shall be binding and conclusive.

     (b) Notwithstanding any other provisions of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     (c) If the shares of Common Stock shall be changed into another kind of stock of the Corporation or into securities of another corporation, whether through reorganization, sale of assets, merger, consolidation, or similar transaction, the Corporation shall cause adequate provision to be made whereby participants shall thereafter be entitled to receive, upon distribution of their Awards, the securities that they would have been entitled to receive for shares distributed pursuant to the Plan immediately prior to the effective date of the transaction.

12. Nontransferability. Except as provided below, each Award granted under the Plan to an employee shall not be transferable by him other than by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant during employment or prior to the termination, expiration, cancellation or forfeiture of any Award held by him hereunder, each Award theretofore granted to him shall be exercisable or payable to the extent provided therein but no later than five years after his death and then only:

     (a) by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Award shall pass by will or the laws of descent and distribution; and

     (b)  to the extent set forth in the Agreement.

     Notwithstanding the foregoing, a Stock Option Agreement for an Award of Stock Options that are not Incentive Stock Options (including a Stock Option Agreement for an Award made prior to the January 1, 1995 effective date of the amendment to this Section 12), may permit the participant who received the Award, at any time prior to his death, to assign all or any portion of the Stock Option granted to him to: (i) his spouse or lineal descendants; (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendants; or (iii) a partnership of which his spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to all of the rights of the participant with respect to the assigned portion of such Stock Option, and such portion of the Stock Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Award, as set forth herein and in the related Stock Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if: (i) the participant does not receive any consideration therefor; and (ii) the assignment is expressly permitted by the applicable Stock Option Agreement (as such Stock Option Agreement may be amended) as approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the participant, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment.

13. Other Provisions. Any Award under the Plan shall be subject to other provisions as the Committee determines, including, without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under any Award, provisions to comply with Federal and state securities laws, provisions permitting acceleration of exercise in the event of death or disability, understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan, provisions giving the Corporation the right to repurchase shares acquired under any Award in the event the participant elects to dispose of such shares, provisions requiring the achievement of specified performance goals, and provisions permitting acceleration of exercise upon the occurrence of specified events or otherwise in the discretion of the Committee.

14. Taxes. The Corporation shall be entitled, if necessary or desirable, to pay or withhold the amount of any tax attributable to any amounts payable under any benefit after giving the person entitled to receive such amount notice as far in advance as practicable, and the Corporation may defer making payment as to any benefit if any such tax, charge or assessment may be pending until indemnified to its satisfaction. In connection with an Award under the Plan in the form of shares of Common Stock, and in lieu of requiring a participant to make a cash payment to the Corporation in an amount related to the tax resulting from such benefit, the Committee may, in its discretion, provide that, at the participant's election, the tax withholding obligation in connection with such benefit shall be satisfied by the Corporation's withholding a portion of the shares otherwise distributable to the participant or by the participant's delivering to the Corporation the shares previously delivered by the Corporation in respect of such Award, such shares being valued in either event at their fair market value as of the date of such withholding or delivery, as the case may be. Notwithstanding any provision of the Plan to the contrary, a participant's election pursuant to the preceding sentence must be made on or prior to the date as of which income is realized by the participant in connection with such Award and must be irrevocable.

15. Amendment, Suspension or Termination of Plan. The Board of Directors of the Corporation may at any time suspend or terminate the Plan or amend the Plan as it deems advisable and in the best interests of the Corporation. No amendment, without approval of the stockholders of the Corporation, shall
     (i) except as provided in Section 11, materially increase the total number of shares that may be issued under the Plan, or increase the amount or type of benefits that may be granted under the Plan, provided that, notwithstanding the foregoing, in no event shall the number of shares issuable under the Plan as Incentive Stock Options exceed 16,000,000, as such number may be adjusted in accordance with the provisions of Section 11; (ii) materially change the class of eligible employees; or (iii) materially increase benefits to any participant who is subject to the restrictions of Section 16 of the 1934 Act. All benefits in effect at the time of termination of the Plan shall remain in effect according to their original terms.

16. No Contract of Employment. Neither the adoption of the Plan nor the grant of any Award hereunder shall be deemed to obligate the Corporation or any subsidiary thereof to continue the employment of any participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any participant.

17. Stockholder Approval. The Plan was adopted by the Board of Directors of the Corporation as of May 1, 1992, and approved by the stockholders of the Corporation. Amendments to the Plan have been adopted, including amendments approved by the stockholders at the 1995 annual meeting of stockholders. The Plan was further amended on February 18, 1997, with certain amendments adopted subject to approval by the stockholders of the Corporation at the 1997 annual meeting of stockholders. These amendments shall be null and void if stockholder approval is not obtained.

18. Duration of the Plan. This Plan shall be effective for the ten-year period commencing May 1, 1992 and no benefits shall be granted hereunder after April 30, 2002.

19. Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and all Awards hereunder shall be determined in conformity with the laws of the State of Illinois and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

                                      -12-